UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 24, 2006

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2006, Southwest Bancorp, Inc. (“Southwest”) entered into an indemnification agreement with David S. Crockett, Jr. , a director of Southwest and its wholly owned banking subsidiary, Stillwater National Bank and Trust Company (“Stillwater National”). The agreement is in the same form as agreements previously entered by each other director of Southwest, Stillwater National, and SNB Bank of Wichita. The agreement with Mr. Crocket will be filed as an exhibit to Southwest’s Form 10-Q for the quarterly period ended September 30, 2006.

The agreements were entered in recognition of the increased risk of litigation against directors and officers of public corporations and in order to encourage the indemnified parties to resist what they consider to be unjustified claims made against them in connection with the good faith performance of their duties to Southwest and to encourage the indemnified parties to exercise their best business judgment regarding matters which come before the board of directors without undue concern for the risk that claims may be made against them based on their actions on such matters.

A brief summary of the principal terms of the agreements follows.

The indemnification agreements relate only to claims and expenses relating to their service as directors or officers of Southwest or a Southwest subsidiary. The indemnified parties agree to cooperate in the investigation and defense of any actions or claims that are subject to indemnification under the agreements.

Indemnified parties are entitled to full reimbursement for expenses if they are successful on the merits of a claim, and for their expenses as serving as witnesses in proceedings in which they are not parties or threatened to be made parties. As to claims made other than by Southwest, indemnified parties are entitled to payment of expenses, judgments, penalties, fines and amount paid in settlement if they acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of Southwest, and in the case of a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. As to proceedings by or in the right of Southwest, the indemnified parties are entitled to payment of expenses (but not judgments, penalties, fines, or amounts paid in settlement), if they acted in good faith and in a manner they believed to be in, or not opposed to, the best interest of Southwest, except that the indemnified parties are not entitled to payment of expenses if they are found liable to Southwest unless the court finds they are fairly and reasonably entitled to such payments.

Indemnified parties are eligible for advancement of expenses, except to the extent prohibited by law, and are required to repay amounts for which they are later determined to be ineligible.

The agreement calls for creation of so called “Rabbi Trusts” on the books of Southwest, which are subject to the claims of Southwest creditors, in the amount of $100,000 each and subject to replenishment, to protect their rights to indemnification under the agreement.

The agreements provide that notwithstanding their other terms: (a) if the board of directors determines that a claim for indemnification arose under the Securities Act of 1933 and that the board is legally required to submit to a court the question of whether or not indemnification is against public policy, it will act to do so promptly; and (b) indemnification is not allowed to the extent that federal banking laws prohibit indemnification payments with respect to certain administrative proceedings or civil actions initiated by federal banking agencies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Rick Green

Name:	Rick Green
Title:	President and CEO
Date:	Monday, September 18, 2006